                                                                    EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on this Form S-1 (File No. 333-42643) of our reports dated January 23, 1998 (except for Note 12 as to which the date is March 5, 1998) on our audits of the consolidated financial statements and financial statement schedules of CompX International Inc. We also consent to the reference to our firm under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.


Dallas, Texas
March 5, 1998